Exhibit 99.2

CHARTER OF THE COMPENSATION AND STOCK OPTION COMMITTEE

of the Board of Directors

of Cygne Designs, Inc.

This Charter identifies the purpose, composition, meeting requirements, committee responsibilities, annual evaluation procedures and studies of the Compensation and Stock Option Committee (the “Committee”) of the Board of Directors (the “Board”) of Cygne Designs, Inc., a Delaware corporation (the “Company”).

I. PURPOSE

The Committee has been established to: (a) assist the Board in ensuring that a proper system of long-term and short-term compensation is in place to provide performance-oriented incentives to management, and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and the Company; (b) discharge the Board’s responsibilities relating to compensation of the Company’s executive officers; (c) evaluate the Company’s Chief Executive Officer and set his or her remuneration package; (d) prepare an annual report on executive compensation for inclusion in the Company’s annual proxy statement; (e) make recommendations to the Board with respect to incentive-compensation plans and equity-based plans; and (f) perform such other functions as the Board may from time to time assign to the Committee. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board and the Company’s management.

II. COMPOSITION

The Committee shall be composed of at least three, but not more than six, members (including a Chairperson), all of whom shall be “independent directors,” as such term is defined in the rules and regulations of The Nasdaq Stock Market. The members of the Committee and the Chairperson shall be selected annually by the Board and serve at the pleasure of the Board. A Committee member (including the Chairperson) may be removed at any time, with or without cause, by the Board. The Board may designate one or more independent directors as alternate members of the Committee, who may replace any absent or disqualified member or members at any meetings of the Committee. No person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule or regulation of the United States Securities and Exchange Commission or any securities exchange or market on which shares of the common stock of the Company are traded. The Committee shall have authority to delegate responsibilities listed herein to subcommittees of the Committee if the Committee determines such delegation would be in the best interest of the Company.

III. MEETINGS

The Committee shall meet as necessary, but at least once each year, to enable it to fulfill its responsibilities. The Committee shall meet at the call of its Chairperson, preferably in conjunction with regular Board meetings. The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s Bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members. The Committee shall determine its own rules and procedures, including designation of a chairperson pro tempore, in the absence of the Chairperson, and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

The Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request.

The Chairperson of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee’s actions to the Board from time to time (but at least once each year) as requested by the Board.

IV. RESPONSIBILITIES OF THE COMMITTEE

In carrying out its oversight responsibilities, the Committee’s policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so as to ensure the Company remains in compliance with applicable legal and regulatory requirements.

The Committee shall have responsibility for oversight of the determination, implementation and administration of remuneration, including compensation, benefits and perquisites, of all executive officers and other members of senior management whose remuneration is the responsibility of the Board. Such responsibility includes the following:

A.	Chief Executive Officer Compensation and Evaluation

1.	To (a) review and approve goals and objectives relevant to the Chief Executive Officer’s compensation package, (b) establish a procedure for evaluating the Chief Executive Officer’s performance, (c) annually evaluate such performance in light of the goals and objectives established and (d) have the Committee Chairperson review, after completion of the annual evaluation, with the Chief Executive Officer the results of the Committee’s evaluation of the Chief Executive Officer’s performance; and

2.	To review, at least annually, and set the base salary and annual and long-term incentive compensation of the Chief Executive Officer, after taking into account the annual evaluation of the Chief Executive Officer referred to in the preceding paragraph.

In discharging the responsibilities set forth under this Section IV.A, the Committee may consider (as appropriate and as contemplated by Company policies, plans and programs) individual, team, business unit, regional and Company-wide performance and results against applicable pre-established annual and long-term performance goals, taking into account shareholder return, economic and business conditions, remuneration given to the Chief Executive Officer in the past and comparative and competitive compensation and benefit performance levels. The Committee shall not be precluded from approving compensation awards (with the Board’s ratification) as may be required to comply with applicable tax laws (e.g., IRS Rule 162(m)).

B.	Other Executive Officers Compensation and Evaluations

1.	To review and approve contractual employment and compensation arrangements of executive officers and other members of senior management who are the responsibility of the Board; and

2.	To review and approve at least annually with respect to the base salary and annual and long-term incentive compensation of the other executive officers and other members of senior management who do not have contractual employment and compensation arrangements and who are the responsibility of the Board.

C.	Incentive-Compensation and Equity-Based Plans

1.	To review and to make periodic recommendations to the Board as to the general compensation and benefits policies and practices of the Company, including incentive-compensation plans and equity-based plans;

2.	To review, approve, and to recommend to the Board (and for shareholder approval where required by applicable law, the Certificate of Incorporation, Bylaws or the Board’s Corporate Governance Guidelines) compensation and benefits policies, plans and programs and amendments thereto, determining eligible employees and the type, amount and timing of such compensation and benefits; and

3.	To oversee the administration of such policies, plans and programs and, on an ongoing basis to monitor them to assure that they remain competitive and within the Board’s compensation objectives for executive officers and other members of senior management.

D.	Other Duties

1.	To prepare an annual executive compensation report for the shareholders of the Company in accordance with the rules and regulations of the United States Securities and Exchange Commission;

2.	To review and consider recommendations from the Nominating and Governance Committee with respect to the compensation and benefits of directors who are not employees of the Company and to recommend any changes to the Board that the Committee deems appropriate;

3.	To ensure that the Company does not, either directly or indirectly (including through a subsidiary) (i) extend or maintain credit, (ii) arrange for an extension of credit, or (iii) renew an extension of credit, in the form of a personal loan to, or for, directors, the Chief Executive Officer, the Chief Financial Officer, any vice president in charge of a principal business unit, any officer performing a policy-making function and officers of subsidiaries who perform policy-making functions for the Company, except as otherwise permitted by the rules and regulations of the United States Securities and Exchange Commission; and

4.	To perform such other duties as the Board may assign to the Committee.

V. ANNUAL EVALUATION PROCEDURES

The Committee shall annually assess its performance to confirm that it is meeting its responsibilities under this Charter. In this review, the Committee shall consider, among other things, (a) the appropriateness of the scope and content of this Charter, (b) the appropriateness of matters presented for information and approval, including information provided therewith, (c) the sufficiency of time for consideration of agenda items, (d) frequency and length of meetings and (e) the quality of written materials and presentations. The Committee may recommend to the Board such changes to this Charter as the Committee deems appropriate.

VI. STUDIES

The Committee may conduct or authorize studies of matters within the Committee’s scope of responsibilities as described above, and may retain, at the expense of the Company, independent counsel or other consultants necessary to assist the Committee in any such studies, if authorized by the Board. The Committee shall have sole authority to retain and terminate any compensation consultant to be used to survey the compensation practices in the Company’s industry and to provide advice so that the Company can maintain its competitive ability to recruit and retain highly qualified personnel. The Committee shall have the sole authority to negotiate and approve the fees and retention terms of any compensation consultant retained.

VII. MISCELLANEOUS

Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. A printed copy of such shall be made available to any shareholder of the Company who requests it.